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                                                                   Exhibit 10.31

                              EMPLOYMENT AGREEMENT

     This Employment Agreement is entered into as of May 30, 2002 by and between Mike Levine (the "Executive") and Brio Software, Inc., a Delaware corporation (the "Company ").

     1.   Duties and Scope of Employment.

          (a) Position. During his employment under this Agreement ("Employment"), the Company agrees to employ the Executive in the position of Executive Vice President, Worldwide Sales. As such, the Executive shall report to the Company's President and Chief Executive Officer.

          (b) Obligations to the Company. During his Employment, the Executive agrees to devote his full business efforts and time to the Company and to the best of his ability to loyally and conscientiously perform all of the duties and obligations required of and from him pursuant to the terms hereof. The Executive further agrees that the Company will be entitled to all of the benefits and profits arising from or incident to all his work services and advice, that the Executive will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the President and Chief Executive Officer, and that the Executive will not during his employment directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement will prevent the Executive from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than two percent (2%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange or the NASDAQ.

          (c) No Conflicting Obligations. The Executive represents and warrants to the Company that the Executive is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which he or any other person has any right, title or interest and that his Employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person or entity. The Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employers.

          (d) Background Check. Employment under the terms of this Employment Agreement is contingent upon the successful completion of a reference and background investigation check by the Company.

          (e) Start Date. The Executive shall commence full-time Employment on June 3, 2002 (the "Start Date").

     2.   Cash and Incentive Compensation.

          (a) Salary. The Company shall pay the Executive as compensation for his services a base salary at the rate of not less than $22,916.66 per month ($275,000.00 on an annualized basis), payable in accordance with the Company's standard payroll schedule and subject to applicable tax withholding. (The salary specified in this subsection (a), together with any increases in such salary that the Company may grant from time to time, is referred to in this Agreement as the "Base Salary.")

          (b) Variable Compensation. The Executive will be eligible for an annual variable compensation of $175,000.00 ("Variable Compensation"), earned and payable on a quarterly basis in increments of $43,750.00. Determination of the amount of the Variable Compensation earned, if any, will

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be based upon the Company's achievement of various financial and/or other goals determined by the President and CEO of the Company, as set forth in a written sales compensation plan ("Compensation Plan). The Compensation Plan will be determined by the Chief Executive Officer and will be agreed upon and presented to the Executive after the Executive's Start Date. The Variable Compensation is subject to applicable tax withholdings and shall be payable in accordance with the Company's normal practices and policies.

          (c) Sign-on Bonus. The Executive shall be entitled to a sign-on bonus of $25,000.00 (the "Sign-on Bonus"), subject to applicable tax withholding, payable on the first payroll date following the Start Date. If, on or before the twelve (12) month anniversary of Executive's Start Date, his Employment is terminated by the Company for "Cause" or by Executive "Without Good Reason" (in each case, as defined in section 7 below), Executive will be obligated to re-pay the entire $25,000.00 Sign-on Bonus within thirty (30) days of his termination date. The Executive shall not be obligated to repay the Sign-on Bonus in the event of the termination of his Employment by either the Company or himself as a result of his death or disability.

          (d) Relocation Reimbursement. The Executive shall be eligible for reimbursement of his relocation expenses ("Relocation Reimbursement") up to a total of $50,000.00 to relocate to the San Francisco Bay Area. The Executive shall submit all moving and relocation expenses and receipts to the Company by May 31, 2003; this date may be extended with approval of the Chief Executive Officer. If, on or before the twelve (12) month anniversary of the Executive's Start Date, his Employment is terminated by the Company for "Cause" or by Executive "Without Good Reason" (as such terms are defined in section 7 below), Executive will be obligated to re-pay the entire Relocation Reimbursement, up to the $50,000.00 within thirty (30) days of his termination date. The Executive shall not be obligated to repay the Relocation Reimbursement in the event of the termination of his Employment by either the Company or himself as a result of his death or disability.

          (e) Equity.

               (i) Option Grant. The Executive will receive options to purchase 325,000 shares of Brio Software common stock (the "Option"), subject to the terms of the Brio 1998 Stock Option Plan (the "Plan") and the standard form of stock option agreement thereunder (copies of which are attached hereto as Exhibit A), which agreement must be executed as a condition of the exercise of the Option. The grant of the Option is subject to and contingent upon requisite Board of Directors approval. The exercise price of the Option will be the closing price of the Company's Common Stock on the NASDAQ Stock Market as of the Executive's date of grant. Subject to the Executive's continued employment with the Company, the Option will vest in accordance with the Company's standard vesting schedule: 1/4 of the Option Shares will vest and become exercisable on the one-year anniversary of the Executive's Start Date and 1/48 of the Option Shares will vest and become exercisable each month thereafter.

               (ii) Effect of Termination of Employment in Connection with a Change of Control. If, within 6 months prior to or 12 months following a Change of Control of the Company, either (i) the Company terminates Executive's Employment "Without Cause" (as such term is defined in section 7 (a) below) or
(ii) The Executive terminates his employment for Good Reason (as such term is defined in section 7 (b) below), then any of the Executive's outstanding unvested options will become fifty (50%) percent vested as of the termination date.

     3. Vacation and Executive Benefits. During his Employment, the Executive shall be eligible for paid vacation in accordance with the Company's standard policy for other similarly situated employees, as such policy may be amended from time to time, and shall be eligible to participate in any employee benefit plans maintained by the Company for other similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

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     4. Business Expenses. During his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses, including gas/mileage, upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies. The Executive will be entitled to a monthly car allowance to cover the lease of a car. The amount of such car allowance will be $1,500.00 net per month.

     5. At-Will Employment. The Executive's Employment with the Company shall at all times be "at will," which means that either the Executive or the Company may terminate the Executive's Employment at any time, for any or no reason, with or without Cause (as defined in section 7 below). Any contrary representations that may have been made or may be made to the Executive at any time shall be superseded and governed by this Section 5. This Agreement shall constitute the full and complete agreement between the Executive and the Company on the "at will" nature of the Executive's Employment, which may only be changed in an express written agreement signed by the Executive and the President and CEO of the Company.

     6. Termination Benefits. The Executive shall be entitled to receive benefits upon termination of employment only as set forth in this Section 6. The Executive's entitlement to such termination benefits shall be conditioned upon
(i) the Executive's execution and delivery to the Company of the Company's standard form of release of all claims, (ii) the Executive's continuing observation of his obligations under the terms of this Agreement and the Confidentiality Agreement (as defined in section 8 below) and (iii) a resignation from all of the Executive's positions with the Company.

          (a) Involuntary Termination. If the Company terminates the Executive's Employment "Without Cause" or Executive resigns with "Good Reason" (in each case, as defined in section 7 below) at any time during his Employment, then the Executive shall be entitled to the following:

               (i) The Company shall provide Executive with six (6) months of his then-current Base Salary (subject to applicable tax withholding), payable in accordance with the Company's normal payroll practices over such six month period; and

               (ii) The Company shall pay on the Executive's behalf his group insurance premiums under COBRA for the six (6) month period immediately following his termination; thereafter, the Executive may elect to continue such coverage at his own expense. If the Executive secures another employment position within the six (6) month period immediately following his termination, the Company's obligation to make COBRA payments on the Executive's behalf will immediately cease.

          (b) Other Terminations. With respect to any termination of Employment other than those described in Section 6(a) above, the Executive shall not be entitled to any severance benefits and such terminations shall be governed by
Section 5 above. The Executive shall not be entitled to the benefits described in Section 6(a) in the event of the termination of his Employment by himself or by the Company as a result of his death or disability.

     7. Definitions.

          (a) "Cause." For all purposes under this Agreement, a termination for "Cause" shall mean a good faith determination by the Company that the Executive's Employment be terminated for any of the following reasons: (i) the Executive's willful act of fraud, embezzlement, dishonesty or other misconduct that materially damages the Company; (ii) the Executive's failure to perform his duties to the Company (including Executive's inability to meet performance goals, objectives or measures), to follow Company policy as set forth in writing from time to time, or to follow the legal directives of the Company, in each case in a manner that results in material damage to the Company, that is not corrected within thirty (30) days following written notice thereof to Executive by the Company's Chief Executive Officer, such notice to state with specificity the nature of the failure and the actions required of Executive to rectify the

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failure; provided that if such failure cannot reasonably be corrected within thirty (30) days of written notice thereof, correction shall be commenced by the Executive within such period and may be corrected within a reasonable period thereafter; (iii) the Executive's misappropriation of any material assets of the Company; (iv) the Executive's conviction of, or a plea of "Guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;
(v) the Executive's willful and material breach of any agreement with the Company, that is not corrected within thirty (30) days following written notice thereof to Executive by the Company's Chief Executive Officer, such notice to state with specificity the nature of the breach and the actions required of Executive to cure the breach; provided that if such breach cannot reasonably be corrected within thirty (30) days of written notice thereof, correction shall be commenced by the Executive within such period and may be corrected within a reasonable period thereafter; and (vi) the Executive's willful use or unauthorized disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Executive owes an obligation of nondisclosure as a result of his relationship with the Company. A termination of Executive's employment by the Company for any reason other than "Cause" shall be a termination "Without Cause".

          (b) "Good Reason." For all purposes under this Agreement, "Good Reason" for the Executive's resignation will exist if he resigns within 60 days of the occurrence of a material breach by the Company of its obligations to the Executive under this Agreement, that is not corrected within thirty (30) days following written notice thereof to the Company by the Executive, such notice to state with specificity the nature of the failure; provided that if such failure cannot reasonably be corrected within thirty (30) days of written notice thereof, correction shall be commenced by the Company within such period and may be corrected within a reasonable period thereafter. A resignation by the Executive under any other circumstances or for any other reasons will be a resignation "Without Good Reason."

          (c) "Change of Control." For all purposes under this Agreement, a Change of Control shall mean a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

     8. Confidentiality Agreement. The Executive shall sign a Confidential Information and Invention Assignment Agreement (the "Confidentiality Agreement") in the form attached hereto as Exhibit B. The Executive hereby represents and warrants to the Company that he will comply with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of the Executive's employment relationship with the Company.

     9. Successors.

          (a) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

          (b) Executive's Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

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     10. Miscellaneous Provisions.

          (a) No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment contemplated by this agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this agreement, shall any such payment be reduced by any earnings that the Executive may receive from any other source.

          (b) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters.

          (c) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by the Company's Chief Executive Officer (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (d) Whole Agreement. No other agreements, representations or understandings (whether oral or written) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter of this Agreement. This Agreement, the Confidentiality Agreement, and the stock option agreement and stock plan documents, contain the entire understanding of the parties with respect to the subject matter hereof.

          (e) Taxes. All Payments made under this Agreement shall be subject to reduction to reflect taxes of other charges required to be withheld by law.

          (f) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (except provisions governing the choice of law).

          (g) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not effect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (h) No Assignment. This Agreement and all rights and obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

          (i) Arbitration. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in Santa Clara, California in accordance with the rule of the American Arbitration Association by one arbitrator appointed in accordance with said rules. In any action to enforce this agreement the non-prevailing party shall incur all of the costs of the arbitration filing and hearing fees and the cost of the arbitrator. Each party shall bear its own attorney fees, unless otherwise determined by the arbitrator. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules or statutory arbitration, to the resolution of any dispute. Judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. The parties hereby waive any rights they may have to trial by jury in regard to arbitrable claims. This Section 10(i) shall not apply to any dispute or claim relating to the Confidentiality Agreement.

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          (j) Headings. The headings of the paragraphs contained in this
Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

          (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (l) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

     Each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                         MIKE LEVINE

                                         /s/ Mike Levine
                                         ---------------------------------------
                                         Mike Levine


                                         BRIO SOFTWARE, INC.


                                         By:  /s/ Craig D. Brennan
                                             -----------------------------------

                                         Title:  President and CEO
                                                --------------------------------



EXHIBIT A -    Stock Plan and Stock Option Agreement
EXHIBIT B -    Confidentiality Agreement